Exhibit 99.2

Broadcom Limited Announces Final Broadcom Corporation Merger

Consideration Election Results

Broadcom Mergers Completed

SINGAPORE – February 1, 2016 –Broadcom Limited (NASDAQ: AVGO) announced today the final results of elections made by common shareholders of Broadcom Corporation as to the form of consideration they wish to receive in connection with the mergers of Broadcom Corporation with and into certain subsidiaries of Broadcom Limited, which mergers were completed today. The election period for Broadcom shareholders to choose the form of merger consideration they wish to receive expired at 5:00 p.m., New York City time, on January 25, 2016.

Of the 616,426,074 shares of Broadcom Corporation common stock outstanding as of immediately prior to such mergers:

•	Holders of 188,757,182 shares of Broadcom common stock, or approximately 30.6% of the outstanding shares of Broadcom common stock, made a cash election (“Cash Electing Shares”);

•	Holders of 238,060,460 shares of Broadcom common stock, or approximately 38.6% of the outstanding shares of Broadcom common stock, made an election to receive ordinary shares of Broadcom Limited;

•	Holders of 52,090,437 shares of Broadcom common stock, or approximately 8.5% of the outstanding shares of Broadcom common stock, made an election to receive restricted exchangeable units of Broadcom Cayman L.P.; and

•	Holders of 137,517,995 shares of Broadcom common stock, or approximately 22.3% of the outstanding shares of Broadcom common stock, did not make a valid election and, in accordance with the merger agreement, are deemed to be Cash Electing Shares.

Based on the results above, the election to receive cash was oversubscribed. Therefore, the consideration to be received by the holders who made such election was prorated pursuant to the terms set forth in the merger agreement, and the holder of any Cash Electing Shares will be entitled to receive approximately $51.4829 in cash and 0.0242 ordinary shares of Broadcom Limited for each such Cash Electing Share. Elections by Broadcom Corporation shareholders to receive shares of Broadcom Limited or restricted exchangeable units of Broadcom Cayman L.P. in exchange for their shares of Broadcom Corporation common stock were not subject to proration.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of analog and digital semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and displays.

Forward-Looking Statements

All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Broadcom Limited’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by Broadcom Limited, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Such statements are qualified in their entirety by cautionary statements and risk factor disclosure contained in filings made by Avago Technologies Limited and Broadcom Corporation with the U.S. Securities and Exchange Commission (the “SEC”), as well as the registration statement on Form S-4 filed with the SEC by Broadcom Limited and Broadcom Cayman L.P., which was declared effective on September 25, 2015. The forward-looking statements in this document speak only as of date of this document. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

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Broadcom Limited Contact:

Ashish Saran

Investor Relations

408-433-8000

investor.relations@broadcom.com